UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2008

Amazon Goldsands Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 500, Vancouver, British Columbia, Canada V6C 2X8
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  (604) 601-2040

Finmetal Mining Ltd. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

A one (1)-for-twenty (20) reverse stock split (the “Reverse Split”) of the Common Stock, par value $0.00001 per share (“Common Stock”), of Finmetal Mining Ltd. (the “Registrant”) was previously announced in the Registrant’s Current Report on Form 8-K filed with the SEC on May 27, 2008.  This report updates that Form 8-K.

The Reverse Split was duly approved by the Board of Directors of the Registrant on May 22, 2008 without shareholder approval in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes.  The Reverse Split was effected by filing a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes (the “Certificate of Change”) with the Nevada Secretary of State.  The Certificate of Change effects the Reverse Split effective at the close of business on June 6, 2008 (the “Record Date”) and amends the Registrant’s Articles of Incorporation to decrease the authorized number of shares of the Registrant’s Common Stock from one hundred million (100,000,000) shares to five million (5,000,000) shares.

Pursuant to the Reverse Split, holders of the Registrant’s Common Stock are deemed to hold one (1) whole post-split share of the Registrant’s Common Stock for every twenty (20) whole shares of the Registrant’s issued and outstanding Common Stock as classified immediately prior to the close of business on the Record Date.  No fractional shares of the Registrant’s Common Stock will be issued in connection with the Reverse Split.  Shareholders who are entitled to a fractional post-split share will receive in lieu thereof one (1) whole post-split share.

On May 22, 2008, the Registrant filed Articles of Merger with the Secretary of State of Nevada to effectuate a merger whereby the Registrant would merge with its wholly-owned subsidiary, Amazon Goldsands Ltd., through a parent/subsidiary merger, with the Registrant as the surviving corporation.  This merger, which will become effective on June 6, 2008 after the Reverse Stock Split, is pursuant to Section 92A.180 of the Nevada Revised Statutes.  Shareholder approval for this merger was not required under Section 92A.180.  Upon the effective date of this merger, the Registrant’s name will change to “Amazon Goldsands Ltd.” and the Registrant’s Articles of Incorporation will be amended to reflect this name change.

In connection with the Reverse Split and name change, the Registrant’s Common Stock has been assigned a new symbol for quotation on the OTC Bulletin Board.  The post-Reverse Split shares of Common Stock under the new corporate name will be quoted under the symbol “AZNG” on the OTC Bulletin Board commencing at the opening of trading on June 9, 2008.

The CUSIP number of the post-Reverse Split Common Stock under the new corporate name is 023145105.  The CUSIP number for the Common Stock before the Reverse Split 318029105 is suspended as of the close of business on June 6, 2008.

On June 6, 2008, the Registrant issued a news release announcing the effectiveness of the Reverse Split, name change, and the new trading symbol for shares of the Registrant’s Common Stock commencing at the opening of trading on June 9, 2008.  A copy of the news release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amazon Goldsands Ltd.

/s/  Daniel Hunter
Daniel Hunter
Chief Executive Officer, Principal Executive Officer
and Chairman of the Board of Directors

Date:  June 6, 2008